Post-Effective Amendment No. 5 to
                                                           SEC File No. 70-7862

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM U-l

                                   APPLICATION

                                      UNDER

             THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")


                 JERSEY CENTRAL POWER & LIGHT COMPANY ("JCP&L")
                    PENNSYLVANIA ELECTRIC COMPANY ("Penelec")
                     METROPOLITAN EDISON COMPANY ("Met-Ed")
                              2800 Pottsville Pike
                           Reading, Pennsylvania 19605
             (Name of companies filing this statement and addresses
                         of principal executive offices)



                                GPU, INC. ("GPU")
          (Name of top registered holding company parent of applicants)

Terrance G. Howson,                     Douglas E. Davidson, Esq.
Vice President and Treasurer            Berlack, Israels & Liberman LLP
Mary A. Nalewako, Secretary             120 West 45th Street
Michael J. Connolly,                    New York, New York 10036
Assistant General Counsel
GPU Service, Inc.
300 Madison Avenue
Morristown, New Jersey  07962

Scott L. Guibord, Secretary             Robert C. Gerlach, Esq.
Jersey Central Power &                  Ballard Spahr Andrews &
  Light Company                         Ingersoll, LLP
Metropolitan Edison Company             1735 Market Street - 51st Floor
Pennsylvania Electric Company           Philadelphia, PA  19103-7599
2800 Pottsville Pike
Reading, Pennsylvania  19605
                              W. Edwin Ogden, Esq.
                              Ryan, Russell, Ogden
                                  & Seltzer LLP
                            1100 Berkshire Boulevard
                                  P.O. Box 6219
                                Reading, PA 19610

              ---------------------------------------------------------------
                   (Names and addresses of agents for service)

      JCP&L, Met-Ed and Penelec hereby post-effectively amend their Application on Form U-1, as heretofore amended, docketed in SEC File No. 70-7862, as follows:
      1. By completing Item 2 thereof to read in its entirety as follows:
      ITEM 2.  FEES, COMMISSIONS AND EXPENSES.
            The GPU Companies estimate that the fees, commissions and expenses to be incurred in connection with the transactions which are the subject of Post-Effective Amendment No. 4, will be as follows:

            Legal Fees:
                  Berlack, Israels & Liberman LLP           $ 90,000
                  Ryan, Russell, Ogden & Seltzer LLP        $ 10,000
                  Ballard Spahr Andrews & Ingersoll, LLP    $ 14,000
                  Special Lenders Counsel                   $ 90,000
                  Trustee and Depository Counsel            $ 21,000
            Depository Fees                                 $  7,500
            Arrangement Fee                                 $ 40,000
            Trustee Fees and Expenses                       $ 10,000
            Miscellaneous                                   $ 15,000
                                                              ------
                                                            $297,500

      2. By filing the following exhibits in Item 6 thereof:


                  B-1(b) - Term Sheet between the GPU Companies and The First National Bank of Chicago and PNC Bank, N.A.

                  B-2(b)    -  Forms  of  Amended  and  Restated   Nuclear
                               Material   Lease  Agreements.

                  B-2(c) - Forms of new Letters of Representation.

                  B-3(b)    -  Form of Amended and Restated Trust Agreement.

                  C - None.

                  D-2(b) - Copy of Securities Certificate of Met-Ed filed with the PaPUC.

                  D-2(c) - Copy of Securities Certificate of Penelec filed with the PaPUC.

                  D-3(b) - Copy of Order of PaPUC registering Met-Ed's Securities Certificate.

                  D-3(c) - Copy of Order of PaPUC registering Penelec's Securities Certificate.

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



                  E - Not Applicable.

                  F-1(a) - Opinion of Berlack, Israels & Liberman LLP.

                  F-2(b) - Opinion of Ryan, Russell, Ogden & Seltzer LLP.

                  F-3(b) - Opinion of Ballard Spahr Andrews & Ingersoll, LLP.




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



                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANIES HAVE DULY CAUSED THIS POST-EFFECTIVE AMENDMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                      JERSEY CENTRAL POWER & LIGHT COMPANY
                           METROPOLITAN EDISON COMPANY
                           PENNSYLVANIA ELECTRIC COMPANY


                           By:
                                 ---------------------------------
                                 T. G. Howson,
                                 Vice President and Treasurer

Dated:   October 14, 1998




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